Consent of Independent Auditors



The Board of Directors and Shareholders
American Century Capital Preservation Fund II, Inc.:

We consent to the inclusion in American Century-Benham Capital Preservation Fund II, Inc.'s Post-Effective Amendment No. 35 to the Registration Statement No. 2-67189 on Form N-1A under the Securities Act of 1933 and Amendment No. 35 to the Registration Statement No. 811-3036 filed on Form N-1A under the Investment Company Act of 1940 of our reports dated May 2, 1997 on the financial statements and financial highlights of the American Century-Benham Capital Preservation Fund II (the assumed business name of Capital Preservation Fund II, Inc.) for the periods indicated therein, which reports have been incorporated by reference into the Statement of Additional Information of American Century-Benham Capital Preservation Fund II, Inc.. We also consent to the reference to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "About the Fund" in the Statement of Additional Information which are incorporated by reference in the Prospectus.


/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP

Kansas City, Missouri
July 29, 1997